Exhibit 1

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

AMENDMENT NO. 2, dated as of May 26, 2006, to the Rights Agreement, dated as of February 8, 1989 (as previously amended, the “Rights Agreement”), between CARLISLE COMPANIES INCORPORATED, a Delaware corporation (the “Company”), and COMPURTERSHARE INVESTOR SERVICES, LLC (formerly HARRIS TRUST AND SAVINGS BANK), as Rights Agent (the “Rights Agent”).

WHEREAS, the Company’s Common Stock split two-for-one on June 1, 1993 and on January 15, 1997 (the “Stock Splits”);

WHEREAS, following the Stock Splits, pursuant to the Rights Agreement the holder of each share of Common Stock is entitled to one-quarter of a Preferred Stock Purchase Right (a “Right”) entitling such holder to purchase from the Company under certain conditions one four-thousandth of a share of Preferred Stock at a Purchase Price of One Hundred Five Dollars ($105);

WHEREAS, the Company desires, and hereby directs the Rights Agent, to amend the Rights Agreement in accordance with Section 26 thereof to, among other things, reset the Purchase Price in view of the market performance of the Common Stock;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment No. 2, and INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereby agree as follows:

1.                                       Amendments to Rights Agreement. The following Sections of the Rights Agreement are hereby amended in the respects hereinafter set forth:

(a)                                  Section 1(g) is hereby amended by substituting “Charlotte” for “Syracuse” in the second and fifth lines thereof.

(b)                                 Section 1(o) is hereby amended by substituting “May 25, 2016” for “August 6, 2006” in the second line thereof.

(c)                                  Section 2 is hereby amended by adding after the word “desirable” in the last line thereof “upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omission of any such co-Rights Agent.”

(d)                                 Section 7(b) is hereby amended and restated in its entirety as follows:

“(b) The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall be $1,600 (and, as adjusted pursuant to Section 11(p) hereof for the June 1, 1993 and January 15, 1997  two-for-one stock splits of the Company’s Common Stock, the Purchase Price for each one four-thousandth of a share of Preferred Stock pursuant to the exercise of one-quarter of a Right shall be $400), and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.”

(e)                                  Section 18(a) is hereby amended by inserting “gross” before “negligence” in the ninth line thereof.

(f)                                    Section 20(c) is hereby amended by inserting “gross” before “negligence” in the second line thereof.

(g)                                 Section 21 is hereby amended by inserting the following sentence after the first sentence thereof:

“In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company.”

(h)                                 Section 25 is hereby amended by replacing the Company’s notification provision with the following provision:

“Carlisle Companies Incorporated
13925 Ballantyne Corporate Place, Suite 400

Charlotte, NC  28277
Attention: President and Chief Executive Officer”

(i)                                     The following new Section is hereby inserted after Section 33 thereof:

“Section 34. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.”

2.                                       Amendments to Rights Certificate. The first two pages of the form of Rights Certificate attached as Exhibit B to the Rights Agreement are amended and restated in their entirety as set forth in Annex 1 hereto.

3.                                       References to Agreement. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

4.                                       Reaffirmation of Agreement. This Amendment No. 2 shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

5.                                       Definitions. Capitalized terms used in this Amendment No. 2 that are not defined herein shall have the respective meanings set forth in the Rights Agreement.

6.                                       Execution and Counterparts. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

CARLISLE COMPANIES INCORPORATED

		By:	/s/ Carol P. Lowe
		Name:	Carol P. Lowe
		Title:	Vice President and Chief Financial Officer
ATTEST:

By:	/s/ Steven J. Ford
Name:	Steven J. Ford
Title:	Secretary

COMPUTERSHARE INVESTOR SERVICES, LLC
(formerly HARRIS TRUST AND SAVINGS BANK)

		By:	/s/ Michael J. Lang
		Name:	Michael J. Lang
		Title:	Vice President
ATTEST:
By:	/s/ David Dietrich
Name:	David Dietrich
Title:	Trust Officer

Exhibit B

[Form of Rights Certificate]

Certificate No. R-

____________ Rights

NOT EXERCISABLE AFTER MAY 25, 2016 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AT [$.001] PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. IN ADDITION, RIGHTS MAY NOT BE EXERCISED IF SUCH EXERCISE WOULD VIOLATE THE RESTATED CERTIFICATE OF INCORPORATION OF CARLISLE COMPANIES INCORPORATED, AS AMENDED AND IN EFFECT ON FEBRUARY 8, 1989, INCLUDING WITHOUT LIMITATION, ARTICLE SEVENTH THEREOF. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING [ADVERSE] PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING [ADVERSE] PERSON (AS SUCH TERMS ARE’ DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1

1       The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person or an Adverse Person, as applicable, and shall replace the second preceding sentence.

Rights Certificate

CARLISLE COMPANIES INCORPORATED

This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 8, 1989, as amended by Amendment No. 1 thereto dated as of August 7, 1996 and Amendment No. 2 thereto dated as of May 26, 2006 (as so amended, the “Rights Agreement”), between Carlisle Companies Incorporated, a Delaware corporation (the “Company”), and Computershare Investor Services, LLC (formerly Harris Trust and Savings Bank) (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 p.m. (Chicago, Illinois time) on May 25, 2016 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $1,600 per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed.

The Purchase Price may be paid in cash or by certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Rights Certificate

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(and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 26, 2006, based on the Preferred Stock as constituted at such date.

Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Adverse Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Company, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC  28277 and are also available upon written request to the Company, attention Secretary, at such address.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, any be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

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